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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Tucker Properties Corporation

We consent to the inclusion by reference in this Amendment No. 4 to the registration statement on Form S-4, (File No. 33-64811) to which this consent is filed as an exhibit, of our reports dated March 24, 1995 on our audits of the financial statements and the financial statement schedule of Tucker Properties Corporation and Subsidiaries which is included in the Annual Report on Form 10-K, as amended by Form 10-K/A-1 filed February 7, 1996. We also consent to the reference to our firm under the caption "Experts".

                                               /s/ Coopers & Lybrand L.L.P.
                                          _____________________________________

                                               COOPERS & LYBRAND L.L.P.

Chicago, Illinois

February 7, 1996